EXHIBIT 10.03

                                                                         Hermes
                                                         Kreditversicherungs-AG

Commercial Credit Insurance
Standard Policy


Insured                                       Insurance Policy
                                              No., 60322
European Micro plc                            Commencement of Insurance
Market Court
20-24 Church Street                           1st August 1995
Altringham
Cheshire, WA14 4DW                            Cessation of Insurance
                                              31st July 1998


Hermes Kreditversicherungs-AG will indemnify the Insured for LOSSES OF ACCOUNTS RECEIVABLE IN CONNECTION WITH SUPPLIES AND SERVICES which occur as a result of any of his insured customers becoming insolvent during the term of this contract.

Insurance cover shall be granted in accordance with the provisions of this insurance policy and the enclosed General Conditions of Commercial Credit Insurance - Standard Policy - and the Additional Agreements and the information supplied in the Questionnaire.

After the lapse of the insurance period, the insurance contract shall be tacitly extended from year to year unless it is terminated by registered letter by either of the two contracting parties, the period of notice being two months.


Hermes Kreditversicherungs-AG                                 Hamburg
                                                      1st August 1997

/s/ Hermes                                                /s/ Hamburg



Enclosures:  General Conditions of
             Commercial Credit Insurance - Standard Policy
             GCI - Commercial Credits-Standard


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
    Commercial Credit Insurance                  Insurance Policy No. 60322
    Standard Policy

1.  Discretionary Limit:                         GBP 30,000
    (ss. 2 GCI)

2.  Premium:                                     0.13% of the annual turnover with insured  customers
    (ss.4 GCI)                                   excluding valued added tax

    Supply of Information for Premium            In the first month of each  insurance year the whole
    Calculation:                                 turnover  expected  for the current  insurance  year
    (ss. 4 GCI)                                  and that achieved with the insured  customers in the
                                                 previous  insurance  year shall be  notified  to the
                                                 Insurer.

    Determination of the Premium:                The premium  will be invoiced  at the  beginning  of
                                                 the 1st,  4th,  7th and 10th month of the  insurance
                                                 year on the  basis  of one  fourth  of the  expected
                                                 turnover.  At the  end of the  insurance  year,  the
                                                 premium  will  be  calculated  on the  basis  of the
                                                 balance  between the turnover  actually  effected in
                                                 the  insurance  year and the  turnover  the  premium
                                                 calculation was based on.

3.   Minimum Premium:                            GBP 20,000

4.   Credit Rating Fees:                         50% of all  credit  limit  applications  are free of
     (ss.4 GCI)                                  charge.  For  any  further  customer,   the  Insured
                                                 shall  pay  a  credit  rating  fee  of  GBP  50  per
                                                 customer and insurance year.

5.   Retention:                                  15% for  specified  customers  15%  for  unspecified
     (ss.3 GCI)                                  customers

6.   Provisional Loss Calculation:               One month after the  occurrence of the event insured
     (ss.9 GCI)                                  against.

     With effect from 01st August 1997 subsection 13 of the Insurance Policy should have been deemed to have had the following wording:

7.   Maximum Liability:                          Thirty  times  the  annual  premium  paid  for  that
     (ss. 10 GCI)                                insurance year

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
     Commercial Credit Insurance                  Insurance Policy No. 60322
     Standard Policy

8.   Countries:                                   Andora, Austria, Australia,  Belgium, Canada, Canary
     (ss. 2 GCI)                                  Islands,   Denmark,  Federal  Republic  of  Germany,
                                                  Finland,   France,   Great   Britain  and   Northern
                                                  Ireland,  Greece,  Iceland,   Republic  of  Ireland,
                                                  Italy,  Japan,  Liechtenstein,   Luxembourg,  Malta,
                                                  Monaco,   Netherlands,   New  Zealand,  Norway,  San
                                                  Marino, Portugal, Spain, Sweden,  Switzerland,  USA,
                                                  Poland

9.   Retention of Title:                          Applicable  to debtors in the  Federal  Republic  of
     (ss.1 GCI)                                   Germany

10.  Contract Currency:                           GBP
     (ss. 12 GCI)

11.  Official Middle Rate of the Foreign          Frankfurt am Main/Germany
     Exchange Market: (ss.12 GCI)

12.  Agreed Agencies are:                         Dun & Bradstreet
     (Clause: Unspecified Insurance)

13.  Discretionary Limit/ Credit Assessment       GBP 30,000
     Procedure (Clause: Unspecified Insurance)

14.  Threshold                                    GBP 750
     (Clause: Threshold)

15.  Protracted Default:                          6 months after due date
     (Clause: Protracted Default)

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     Hermes                                       Hamburg
     Kreditversicherungs - AG                     18th August 1997

    /s/ Hermes                                    /s/ Hamburg


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                                                                          PAGE 4
                                                                         Hermes
                                                         Kreditversicherungs-AG



                                                     Insurance Policy No. 60322
Commercial Credit Insurance
Standard Policy
Additional Agreements


NOTES

TO ss. 11 GCI

There shall also be insolvency pursuant to ss. 7 GCI in an order of executions has been made or if such an order had been rejected by the court for insufficient assets Gesamtvollstreckungsordnung).



TO ss. 11 GCI

The Insured, with the consent of the Insurer, has assigned his claims payment of an indemnification to:

            Lombard Natwest Discounting Ltd.
            Alexandra House
            Lawnswood Park
            Redvers Close
            Leeds
            LS16 6QY

            Sort Code:        60-08-46
            Account: 84209143

CLAUSES

NO. I             THRESHOLD

The Insurer shall be liable to indemnify only if upon the occurrence of the event insured against the total amount of insured accounts receivable from a customer is in excess of GBP 750.


NO. II            UNSPECIFIED INSURANCE COVER

1. Accounts receivable from a customer shall be insured up to the amount of GBP 30,000 per customer without any further specifications after the customer has been checked by the Insured provided


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                                                                          PAGE 5


     1.1 the Insured has no knowledge of any facts or circumstances which do not justify the granting of a credit, and

     1.2 the Insured, within the last 12 months preceding the granting of the new credit, has not received any notification from the Insurer to the effect that a sum insured is rejected, and

     1.3 the credit granted is definitely justified by a written commercial information agency report which must not be older than 12 months. The agreed agencies are stated in the insurance policy.

     Such an agency report shall not be required if the customer, within the preceding 12 months, has twice taken delivery of goods or has had services rendered for him and has duly paid for these within 1 month after the due date, without any reminder being necessary. In the case of credits exceeding GBP 10,000 the customer must have twice taken delivery of goods or made use of services, each time in the minimum value of GBP 5,000.

     Neither an agency report nor a positive payment record shall be required for credits up to a total amount of GBP 2,500.

     NO. III      PROTRACTED DEFAULT AS EVENT INSURED AGAINST

1. ss. 7 GCI shall be extended so that the event insured against shall also have occurred as regards customers domiciled in Andorra, Australia, Austria, Belgium, Canada, Canary Islands, Denmark, Federal Republic of Germany, Finland, France, Great Britain and Northern Ireland, Greece, Iceland, Republic of Ireland, Italy, Japan, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, New Zealand, Norway, Portugal, San Marino, Spain, Sweden, Switzerland and the USA if the insured account receivable has not been paid six months after its due date.

This event insured against shall not apply for accounts receivable which already exist

/bullet/  when this clause comes into force or

/bullet/ when a customer is included in the insurance during the period of validity of the policy.

2. The event insured against shall be deemed to have occurred on the date in which six months have elapsed after the due date of the account receivable.

3. The indemnification pursuant to ss. 9 No. 1 GCI will be the percentage covered of the account receivable insured at the time the event insured against as defined above occurred.

4. The Insured shall be obliged to inform the Insurer in writing of the non-payment of his account receivable three months after its due date (notification of non-payment) notwithstanding his obligations pursuant to ss. 5 No. 2 GCI, stating what measures he has taken or intends to take to collect his account receivable.


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                                                                          PAGE 6

5. Upon receipt of the notification of protracted default the Insurer will be entitled to initiate - on behalf of the Insured - the collection of all accounts receivable due. The Insurer shall be exempted from any liability in connection with such collection in so far as this is legally permissible.

The notification of protracted default shall be required only for accounts receivable from customers for whom a sum insured has been fixed.

6.   The Insured

/bullet/   shall comply with all instructions given by the Insurer

/bullet/ shall upon inquiry provide information about the customer and the accounts receivable and shall at the Insurer's request submit all documents that are necessary for the collection,

/bullet/ shall refrain from carrying out any collection measures on his own and shall negotiate with the customer only with the Insurer's consent,

/bullet/ shall immediately notify the Insurer of all payments made by the customer or third parties as regards the account receivable placed for collection or of its settlement or reduction in any other way.

The same obligations shall also apply after transfer of the accounts receivable, claims and other rights in accordance with ss. 9 GCI.

NO. IV            PREMIUM REFUND

If no indemnification is payable during any one insurance year, the Insurer shall grant the Insured a refund of 10% on the premium paid for that insurance year.

The date on which the insolvency is established according to ss. 7 GCI shall denote the insurance year to which the losses are attributable.

If the insurance is terminated, there will be no refund for nonpayment of an indemnification in the last insurance year.

NO. V             COMBINED MAXIMUM LIABILITY

The maximum liability in accordance with ss. 10 GCI will be increased by the maximum liability which has not been used under policy no. 82692.

NO. VI            INSURANCE COVER FOR ACCOUNTS RECEIVABLE FROM CUSTOMERS
                  DOMICILED IN POLAND

The insurance cover will also include accounts receivable arising from goods supplied and services rendered to customers domiciled in any of the above mentioned countries.

In this connection, the following modifications of the insurance policy and the additional agreements shall apply:


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                                                                          PAGE 7

1.   The retention shall be 35%.

2. Accounts receivable shall only be insured if maximum credit period does not exceed 60 days.

3.   Any agreements regarding unspecified insurance cover shall be ineffective.

NO. VII      CREDIT ASSESSMENT BY HERMES-KREDIT SERVICE GMBH & CO. KG

The Insured submits all applications for sums insured to the Insurer who provides insurance cover in accordance with the General Conditions of Insurance.

During the term of the insurance policy the Insured agrees to exclusively entrust Hermes-Kredit Service GmbH & Co. KG with the credit rating and monitoring of the customers for whom insurance cover has been applied for. To simplify matters, he herewith irrevocably authorizes the Insurer to instruct Hermes-Kredit Service GmbH & Co. KG to check and monitor the customers on his behalf and for his account.

Hermes-Kredit Service GmbH & Co. KG will directly and exclusively notify the Insurer of the result of its investigations.

The Insured shall share in the rating and monitoring costs by paying a credit rating fee per customer and insurance year that is stated in the insurance policy.

If and when the Insured notifies the Insurer of any circumstances that are material to the customer's solvency which he is obliged to do pursuant to the provisions of the insurance contract or legal regulations - the Insurer may inform Hermes-Kredit Service GmbH & Co. KG accordingly.

Credit rating fees will be invoiced exclusively by Hermes-Kredit Service GmbH & Co. KG and will be payable immediately after receipt of the invoice.

In addition, the Final Provisions of the General Conditions of Credit Insurance shall apply accordingly as far as the provisions are applicable with regard to the contents.


HERMES                                     HAMBURG
KREDITVERSICHERUNGS-AG                     01ST AUGUST 1997

/S/ HERMES                                 /S/ HAMBURG
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